Exhibit 99.5

MEMOMORANDUM OF AGREEMENT

Norwegian Shipbroker’s Association’s Memorandum of Agreement for sale and purchase of ships adopted by the Baltic and international maritime council (BIMCO) in 1956 Code name SALEFORM 1993
Revised 1966, 1983 and 1986/87

Dated: 18th December 2006

Sphinx Limited, Trust House, 112 Bonadie Street, Kingstown, Saint Vincent, hereinafter called the Sellers, have agreed to sell, and Beteiligungsgesellschaft LPG Tankerflotte mbH & Co. KG, Palmaille 67, 22767 Hamburg, Germany hereinafter called the Buyers, have agreed to buy
Name: Malvern
Classification Society/Class:NKK
Built: 1990	By: Kurinoura, Japan
Flag: Bahamas	Place of Registration: Bahamas
Call Sign: C6PU2	Grt/Nrt: 3.368/1011
~~Register~~ IMO Number: 8818001

hereinafter called the Vessel, on the following terms and conditions:

Definitions

"Banking days" and “Working days” are days on which banks are open ~~both in the country of the currency~~ in Rotterdam as well as Hamburg and New York. ~~stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8~~.

"In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, telex, telefax or other modern form of written communication.

"Classification Society" or "Class" means the Society referred to in line 4.

1.  Purchase Price USD 8.000.000 cash on delivery

2.  Deposit

For the Performance of the Buyer, MPC Munchmeyer Petersen Capital AG has issued a Performance Guarantee attached hereto as Appendix A (the “Performance Guarantee”), guaranteeing the performance of the Buyer for the amount of 10% of the Purchase Price.

3. Payment

The said Purchase Price shall be paid in full free of bank charges (any charges of the receiving bank to Be for Sellers account) to Sellers nominated account with Fortis Bank (Netherland) N.V. Rotterdam. on delivery of the Vessel, ~~but not later than 3 banking days after the Vessel is in every respect physically ready for delivery~~ in accordance with the terms and conditions of this Agreement and Notice of Readiness has been given in accordance with Clause 5.

4. Inspections

a)* The Buyers have inspected and accepted the Vessel's classification records. The Buyers have also inspected the Vessel at/in      on 2nd to 5th October 2006 and have generally accepted the Vessel following this inspection and the sale is outright and, definite, subject only to the terms and conditions of this Agreement.

~~b)* The Buyers shall have the right to inspect the Vessel's classification records and declare whether same are accepted or not within The Sellers shall provide for inspection of the Vessel at/in The Buyers shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred. The Buyers shall inspect the Vessel without opening up and without cost to the Sellers. During the inspection, the Vessel's deck and engine log books shall be made available for examination by the Buyers. If the Vessel is accepted after such inspection, the sale shall become outright and definite, subject only to the terms and conditions of this Agreement, provided the Sellers receive written notice of acceptance from the Buyers within 72 hours after completion of such inspection. Should notice of acceptance of the Vessel's classification records and of the Vessel not be received by the Sellers as aforesaid, the deposit together with interest earned shall be released immediately to the Buyers, whereafter this Agreement shall be null and void. * 4a) and 4b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 4a) to apply.~~

5. Notices, time and place of delivery

a) The Sellers shall keep the Buyers well informed of the Vessel's itinerary and ports call and shall provide the Buyers with 30, 15, 10, 5, 3, 2 and 1 days notice of the estimated time of arrival at the intended place of ~~drydocking/underwater inspection~~/delivery. Sellers shall use best endeavours to nominate the port of delivery with their 10 days notice When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.

b) The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage at/in      in the Sellers' option which is suitable to perform all respective sales/delivery procedures and especially the crew change, if any. Expected time of delivery: 18th December 2006 until 31st January 2007 in Sellers option

Date of cancelling (see Clauses 5 c), 6 b) (iii) and 14): 31st January 2007 in Buyers option.

c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and propose a new cancelling date. Upon receipt of such notification the Buyers shall have the option of either cancelling this Agreement in accordance with Clause 14 within 7 running days of receipt of the notice or of accepting the new date as the new cancelling date. If the Buyers have not declared their option within 7 running days of receipt of the Sellers' notification or if the Buyers accept the new date, the date proposed in the Sellers' notification shall be deemed to be the new cancelling date and shall be substituted for the cancelling date stipulated in line 61. If this Agreement is maintained with the new cancelling date all other terms and conditions hereof including those contained in Clauses 5 a) and 5 c) shall remain unaltered and in full force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14 for the Vessel not being ready by the original cancelling date.

d) Should the Vessel become an actual, constructive or compromised total loss before delivery ~~the deposit together with interest earned shall be released immediately to the Buyers whereafter this Agreement shall be null and void~~. the Performance Guarantee shall be released immediately to the Buyers whereafter this agreement shall be null and void.

6. Drydocking/Divers Inspection

~~a)** The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good at the Sellers' expense to the satisfaction of the Classification Society without condition/recommendation~~*.

b)** (i) The Vessel is to be delivered without drydocking. However, the Buyers shall have the right at their expense to arrange for an underwater inspection by a diver approved by the Classification Society in one of the last 5 ports including the delivery port prior to the delivery of the Vessel. The Sellers shall at their cost make the Vessel available for such inspection at a suitable port prior to delivery where conditions are suitable for the purpose. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. ~~If the conditions at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near to the delivery port.~~ Should the Buyers arrange the inspection at a port prior to delivery then the Sellers to give a letter of undertaking, that the vessel has not touched botto at the time between divers inspection and delivery.

(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class and require immediate repair of the vessel, then unless repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good by the Sellers at their expense to the satisfaction of the Classification Society without condition/recommendation. If damages are found to the rudder, propeller, bottom, or other underwater parts below the deepest load line which in the opinion of the of class imposes a class condition, but does not affect vessel’s ability to trade until next scheduled dry docking, MC Shipping Inc. shall guarantee the costs for repairing the damages during next drydocking including dry dock fees and fees for yards services in this respect. In such event the Sellers are to pay also for the cost of the underwater inspection and the Classification Society's attendance.

The Sellers shall notify the class of any matters coming to their knowledge prior to the Delivery which upon being reported to the classification society would lead to the withdrawal of the Vessel’s class or to the imposition of a recommendation or condition related to her class.

(iii) If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable dry- docking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range as per Clause 5 b). Once drydocking has taken place the Sellers shall deliver the Vessel at ~~a~~ the same port where the delivery was originally intended to take place or in any other port where the Charterers accept the vessel back into service ~~within the delivery range as per Clause 5 b)~~ which shall, for the purpose of this Clause, become the new port of delivery. In such event the cancelling date provided for in Clause 5 b) shall be extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of ~~14~~ 30 running days.

c) If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above

(i) the Classification Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor. If such survey is not required by the Classification Society, the Buyers shall have the right to require the tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey being in accordance with the Classification Society's rules for tailshaft survey and consistent with the current stage of the Vessel's survey cycle. The Buyers shall declare whether they require the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the Classification Society. The drawing and refitting of the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be condemned or found defective so as to affect the Vessel's class, those parts shall be renewed or made good at the Sellers' expense to the satisfaction of the Classification Society without condition/recommendation*.
(ii) the expenses relating to the survey of the tailshaft system shall be borne by the Buyers unless the Classification Society requires such survey to be carried out, in which case the Sellers shall pay these expenses. The Sellers shall also pay the expenses  if the Buyers require the survey and parts of the system are condemned or found defective or broken so as to affect the Vessel's class*.
(iii) the expenses in connection with putting the Vessel in and taking her out of drydock, including the drydock dues and the Classification Society's fees shall be paid by the Sellers if the Classification Society issues any condition/recommendation* as a result of the survey or if it requires survey of the tailshaft system. In all other cases the Buyers shall pay the aforesaid expenses, dues and fees.
(iv) the Buyers' representative shall have the right to be present in the drydock, but without interfering with the work or decisions of the Classification surveyor.
(v) the Buyers shall have the right to have the underwater parts of the Vesse cleaned and painted at their risk and expense without interfering with the Sellers' or the Classification surveyor's work, if any, and without affecting the Vessel's timely delivery. If, however, the Buyers' work in drydock is still in progress when the Sellers have completed the work which the Sellers are required to do, the additional docking time needed to complete the Buyers' work shall be for the Buyers' risk and expense. In the event that the Buyers' work requires such additional time, the Sellers may upon completion of the Sellers' work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and the Buyers shall be obliged to take delivery in accordance with Clause 3, whether the Vessel is in drydock or not and irrespective of Clause 5 b).

* Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

** 6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 6 a) to apply.

7. Spares/bunkers, etc.

The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board, on order and on shore. The Vessel shall be delivered with spares in line with the Class requirements, if any. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board, ashore or on order are included in the sale ~~not~~ or not shall become the Buyers' property, ~~but spares on order are to be~~ excluded. Forwarding charges, if any, shall be for the Buyers' account. The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment, computer equipment, cargo loading computer including licensed software and copy machines shall be included in the sale without extra payment ~~if they are the property of the Sellers~~. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.

The Radio installation to be fully GMDSS approved.

The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers' flag or name, provided they replace same with similar unmarked items. Library, forms, etc., exclusively for use in the Sellers' vessel(s), shall be excluded without compensation. Captain's, Officers' and Crew's personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire):

-	managers’ gear and equipment and owners items remaining on board
-	Logbooks (but Buyers have the right to take photo copies)
-	any hired or rented items, i.e. Unitor gas bottles and portable gas detection sensors

The Buyers shall take over the remaining bunkers and unused lubricating oils in storage tanks and sealed drums and pay the ~~current~~ actual net ~~market~~ price as evidences by vouchers (excluding barging expenses) ~~at the port and date of delivery of the Vessel~~. Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price.

8. Documentation - See also clause 19

The place of closing: Hamburg

In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery documents, namely: as per clause 19

~~a) Legal Bill of Sale in a form recordable in (the country in which the Buyers are to register the Vessel), warranting that the Vessel is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever, duly notarially attested and legalized by the consul of such country or other competent authority.~~

~~b) Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel.~~

~~c) Confirmation of Class issued within 72 hours prior to delivery. d) Current Certificate issued by the competent authorities stating that the Vessel is free from registered encumbrances.~~

~~e) Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel's registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered.~~

~~f) Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement.~~

At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all plans etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. All ~~Othe~~r technical documentation ~~which may be~~ in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, ~~if they so request~~. The Sellers may keep the Vessel's log books but the Buyers to have the right to take copies of same. Included in the sale is a full set of manuals and instruction books, builders plans and drawings, trim and stability booklet and loading manual and spare equipment list, as available from current managers but in any case sufficient for the safe operation of the ship in accordance with the relevant rules and regulations.

9. Encumbrances

The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, encumbrances, mortgages ~~and~~ maritime and statutory liens and taxes or any other debts whatsoever. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery.

10. Taxes, etc.

Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the Sellers' account.

11. Condition on delivery

The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over in substantially the same condition as she was at the time of inspection, fair wear and tear excepted.

However, the Vessel shall be delivered with her class maintained without condition/recommendation*, free of average damage affecting the Vessel's class, and with her classification certificates and national and international trading certificates, as well as all other certificates the Vessel had at the time of inspection, to be clean and valid for a period of at least three months from date of delivery and unextended without condition/recommendation* by Class or the relevant authorities at the time of delivery. All continuous survey cycles to be up to date without outstandings. ~~"Inspection" in this Clause 11, shall mean the Buyers' inspection according to Clause 4 a) or 4 b), if applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date~~. * Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

12. Name/markings

~~Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings~~.

13. Buyers' default

~~Should the deposit not be paid in accordance with Clause 2, the Sellers have the right to cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses incurred together with interest~~.

Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement, in which case the sellers will draw the Performance Guarantee as per Clause 2, in which case the sellers will withdraw the performance Guarantee as per Clause 2 ~~the deposit together with interest earned shall be released to the Sellers. If the deposit does not cover their loss, the Sellers shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest~~.

14. Sellers' default

Should the Sellers fail to give Notice of Readiness in accordance with Clause 5 a) or fail to be ready to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have the option of cancelling this Agreement provided always that the Sellers shall be granted a maximum of 3 banking days after Notice of Readiness has been given to make arrangements for the documentation set out in Clause 8. If after Notice of Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again in every respect by the date stipulated in line 61 and new Notice of Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this Agreement the ~~deposit together with interest earned shall be released to them immediately.~~ Performance Guarantee shall be released to them immediately. Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement.

15. Buyers' representatives

~~After this Agreement has been signed by both parties and the deposit has been lodged,~~ the Buyers have the right to place two representatives on board for the last 30 das prior to expected delivery of the Vessel at their sole risk and expense ~~upon arrival at on or about~~ These representatives are on board for the purpose of familiarisation and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers' representatives shall sign the Sellers' letter of indemnity prior to their embarkation.

16. Arbitration

a)*
This Agreement shall be governed by and construed in accordance with English law (LMAA terms to apply) and any dispute arising out of this Agreement shall be referred to arbitration in London in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force, one arbitrator being appointed by each party. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single arbitrator appointed shall apply. If two arbitrators properly appointed shall not agree they shall appoint an umpire whose decision shall be final.

~~b)*~~
~~This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Law of the State of New York and should any dispute arise out of this Agreement, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for purpose of enforcing any award, this Agreement may be made a rule of the Court. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. New York.~~

~~c)*~~
~~Any dispute arising out of this Agreement shall be referred to arbitration at ,subject to the procedures applicable there. The laws of shall govern this Agreement.~~ * 16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 16 a) to apply.

Clause 17 to 20 as attached hereto form an integral part of this contract.

Clause 17 Time Charter
This Memorandum of Agreement is subject to and conditional upon the effectiveness of a time charter of the Buyer with Bridge Chartering Marine Ltd for a period of 4 years after delivery of the Vessel at a timecharter rate of USD 7.400 pdpr net of any commission and an one year option one year time charter extension at a rate of USD 8.552 pdpr net of any commission, upon terms and conditions as agreed therein and attached hereto as Exhibit B.

Clause 18 No blacklisting
Sellers warrant by separate agreement that to the best of their knowledge the vessel is not blacklisted by any country or organization.

Clause 19 Documentation
Sellers engage themselves to give Buyers all reasonable assistance to enable Buyers to register the Vessel under the flag of their choice (intention Bahamas). At the time of closing the Sellers to provide
Buyers with documentation reasonably required for the registration purposes and/or Buyers bank, list of which to be mutually agreed and incorporated into this agreement as an Addendum hereto

Clause Maintenance
The Sellers undertake to continue their maintenance program on board the Vessel until delivery to Buyers according to Sellers fleet maintenance standard

Seller	Buyer